UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2007

China Water and Drinks Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-131131	20-2304161
(Commission File Number)	(IRS Employer Identification No.)

18th Floor, Development Centre Building
RenMinNan Road, Shenzen
People’s Republic of China 518001

(Address of principal executive offices and zip code)

+86-755-25526332
(Registrant’s telephone number including area code)

__________________
(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K dated May 30, 2007 and filed by China Water and Drinks Inc (the “Company”) on June 5, 2007.

Item 5.01 Changes in Control of the Registrant

Transactions With Related Persons, Promoters and Certain Control Persons

During 2006, Mr Xu Hong Bin, the Company’s current President and Director and the beneficial owner of approximately 39% of the Company’s outstanding common stock borrowed $3,593,484 from Olympic Forward Trading Company Limited (“Olympic”). This loan was an interest free loan. Mr Xu repaid in full such amount to Olympic in January 2007.

As of December 31 2006, Mr. Xu advanced a total of $7,432,971 to Guangdong Taoda Drink Co., Limited, Zhanjiang Taoda Drink Co., Limited, Changchun Taoda Beverage Co., Limited and Shadong Olympic Forward Drink Co., Limited and Olympic in connection with the establishment and operations of these companies. As of December 31, 2006, Olympic recorded this amount as an amount due to directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINKS INC.

By:	/s/ Xu Hong Bin
Name: Xu Hong Bin Title: President

Dated: December 28, 2007